UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2010 Annual Meeting of Shareholders of Orthovita, Inc. (the “Company”) held on July 26, 2010 in Philadelphia, Pennsylvania, the Company’s shareholders voted on the following matters:

(a)	Election of seven directors to serve on the Board of Directors of the Company until the next annual meeting of shareholders or until their respective successors have been properly elected or appointed:

Director	Votes For	Votes Withheld	Broker Non-Votes
R. Scott Barry	53,817,753	90,842	11,559,806
Morris Cheston, Jr.	53,089,338	819,257	11,559,806
Antony Koblish	51,487,884	1,134,711	12,845,806
Mary E. Paetzold	53,818,353	90,242	11,559,806
Paul G. Thomas	53,882,717	85,878	11,559,806
William E. Tidmore, Jr.	52,393,669	1,514,926	11,559,806
Paul Touhey	52,389,747	1,518,848	11,559,806

	Votes For	Votes Against	Abstain	Broker Non-Votes
(b) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010	65,265,793	192,769	9,835	4

The foregoing votes reflect that all director nominees were elected and that KPMG LLP was ratified as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Item 8.01	Other Events

On July 23, 2010, the U.S. Food and Drug Administration granted premarket approval for the Company’s new collagen processing facility in Malvern, Pennsylvania. The Company will use the new facility to process the highly purified form of collagen used in its VITAGEL™ Surgical Hemostat product. A copy of the press release announcing this approval is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 26, 2010, issued by Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/S/ CHRISTINE J. ARASIN
Vice President and General Counsel

Dated: July 28, 2010